EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 26, 2004 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 70 as of October 26, 2004 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."

                                                              GRANT THORNTON LLP

Chicago, Illinois
October 26, 2004